Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of B.O.S. Better Online Solutions Ltd. (“BOS”) on Form S-8 pertaining to the BOS 2003 Israeli Share Option Plan, of our report dated March 30, 2022, with respect to the consolidated financial statements of BOS, filed with Securities and Exchange Commission under Form 20-F on March 30, 2022.

Tel Aviv, Israel	Very truly yours,
April 4, 2023
/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL
FAHN KANNE & CO. GRANT THORNTON ISRAEL